Exhibit 99.4
BARRY HONIG
555 South Federal Highway, #450
Boca Raton, FL 33432
T: 561-961-4237
F: 561-235-5379
E: brhonig@aol.com

September 13, 2016
By E-Mail and Overnight UPS Mail
Daryl Faulkner
Chair, Nominating Committee
c/o Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104

Re:    Nomination of Five (5) Director Candidates of Venaxis, Inc.

Dear Mr. Faulkner:

I am a record and beneficial holder of shares of Venaxis, Inc., a Colorado corporation (“Venaxis” or the “Company”).  Directly and as trustee of GRQ Consultants, Inc. 401K, I beneficially own shares representing greater than ten (10%) percent of common stock, of the Company. I have attached evidence of such ownership which consists of the Broker Statement and Schedule 13D filed with the Securities and Exchange Commission on September 13, 2016 and attached hereto as Exhibit A and Exhibit B, respectively.

Pursuant to the procedures for nominating a director candidate to the Board of Directors (the “Board”) of the Company, I hereby wish to nominate the following candidates to stand for election at the special meeting of the shareholders of the Company called to take place on a date of the Company’s choosing within the timeframe allowed pursuant to the CRS and the Company’s Bylaws:

1.	John Stetson
a.	68 Fiesta Way, Boca Raton, FL 33432
b.	T: 561-961-4371, F: 561-235-5379, E: stetson.john@gmail.com
c.
Mr. Stetson has been the Managing Member of HS Contrarian Investments LLC, a private investment firm with a focus on early stage companies since 2010. In addition, Mr. Stetson served as Executive Vice President, Chief Financial Officer, and Director of Marathon Patent Group, Inc. (NASDAQ:MARA) June 2012 to February 2015, engaged in patenting, and patent acquisition, enforcement and monetization. Mr. Stetson was President & Co-Founder of Fidelity Property Group, Inc. from April 2010 to July 2014, a real estate development group focused on acquisition, rehabilitation, and short-term disposition of single family homes. Prior, Mr. Stetson held positions at Heritage Investment Group and Toll Brothers.  Mr. Stetson also served as Chief Financial Officer, Executive Vice President and Secretary of Majesco Entertainment Company (NASDAQ:COOL) since September 2015.  Mr. Stetson received his BA in Economics from the University of Pennsylvania.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows: No ownership.
g.	There were no related party transactions between this nominee and the Company.

2.	John O’Rourke
a.	808 Solar Isle Dr., Fort Lauderdale, FL 33301
b.	T: 610-247-3917, F: 561-235-5379, E: john@atgcapitalllc.com
c.
Mr. O’Rourke is an analyst and investor who currently serves as Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams.  Mr. O'Rourke currently serves on the Board of Directors of Customer Acquisition Network Inc., a leading global performance based marketing company that reaches more than two billion users per month.  Mr. O’Rourke formerly served on the Board of Directors of Rant, Inc., an innovator in U.S. digital media, prior to its sale to a Nasdaq listed company. He was formerly CFO of Fidelity Property Group, a real estate development company with a focus in California. He received his Bachelor of Science in Accounting with Honors from the University of Maryland and a Master of Science in Finance from George Washington University.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows:
Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	12,500 Shares (1)	.32% (2)

(1)
Represents 12,500 shares of common stock held by ATG Capital LLC (“ATG”). Mr. O’Rourke is the sole manager and member of ATG and in such capacity holds voting and dispositive power over the securities held by ATG.

(2)
Calculated based on 3,876,961 shares of the Common Stock outstanding as of August 10, 2016, as reported in the Company’s Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 10, 2016.

g.	There were no related party transactions between this nominee and the Company.

3.	Jesse Sutton
a.	1989 East 2nd Street, Brooklyn, NY 11223
b.	T: 732-233-0436, F: 732-225-8408, E: jesutton@majescoent.com
c.
Mr. Sutton is a consultant for various analytic and gaming related companies. Mr. Sutton founded Majesco Entertainment Company (NASDAQ: COOL) in 1998 and served as its Chief Executive Officer until July 2015, as well as a director from December 5, 2003 until February 6, 2006 and again from August 23, 2006 until December 17, 2014. During this period, Mr. Sutton oversaw the successful launch and development of Zumba! Fitness which sold over $300 million in games, among many other successful brands brought to market like Cooking Mama, Jillian Michaels Fitness and Disney’s Phineus and Ferb and Alvin and the Chipmunks. Mr. Sutton consults with various online and digital companies engaged in internet commerce and game development. Mr. Sutton attended Yeshiva University in New York.

d.	No involvement in any legal proceedings (10 years).
e.	This nominee’s security ownership of the Company is as follows: No ownership.
f.	There were no related party transactions between this nominee and the Company.

4.	Michael Beeghley
a.	825 West Peachtree Street, Suite 250, Atlanta, GA 30308
b.	T: 404-214-3600, F: 404‐214‐3601, E: michael@appliedecon.com
c.
Mr. Beeghley has been President and founder of Applied Economics LLC (“Applied Economics”), a national corporate finance and financial advisory services firm for 18 years. Mr. Beeghley has testified as an expert and provided expert opinions on numerous economic, financial and securities issues. Mr. Beeghley advises pharmaceutical, biologics and medical device companies.  Recently, Mr. Beeghley served as advisor to a drug distribution company sale to a major private equity firm in a leveraged buy-out.  Prior to forming Applied Economics, Mr. Beeghley was a Manager in the Corporate Finance Group of Ernst & Young, LLP and a Senior Analyst in the Corporate Finance Group of PricewaterhouseCoopers.  Mr. Beeghley currently serves as a director of Majesco Entertainment Company (NASDAQ:COOL) since December 2015.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows: No ownership.
g.	There were no related party transactions between this nominee and the Company.

5.	David Danziger
a.	903 – 10 Bellair Street, Toronto, Ontario M5R 3T8
b.	T: 647-296-3658, F: n/a, E: david.danziger@mnp.ca
c.
Mr. Danziger is an Assurance Partner in MNP LLP’s Toronto office. He is the Senior Vice President of Assurance for the firm as well as the National Leader of MNP’s Public Companies practice. An accounting professional since 1980, Mr. Danziger is proficient in his field, serving in both the audit function and as a compliance advisor to public companies as well as to private firms looking to become public. His years of experience are a benefit to clients engaging in any form of public market transaction. Mr. Danziger also assists clients with significant transactions, complex accounting matters and regulatory issues as well as prospectus filing and other publicly filed documents. Mr. Danziger's experience with US Reporting Issuers as well as Canadian Reporting Issuers has required him to be fluent in both IFRS and US GAAP. Mr. Danziger has served as a Director for public companies for many years and currently has significant director positions with TSX, TSXV, NYSE and AMEX-listed public companies. Mr. Danziger graduated from the University of Toronto with a Bachelor of Commerce in 1980 and completed the School of Accountancy in 1983.

d.	No involvement in any legal proceedings (10 years).
e.	This nominee’s security ownership of the Company is as follows: No ownership.
f.	There were no related party transactions between this nominee and the Company.

Furthermore, attached hereto as Exhibit C, are the signed written consents of the nominees for election as director of the Company.

Should you have any questions regarding the foregoing, please do not hesitate to contact our counsel Harvey Kesner, Esq. at (212) 930-9700.

Very truly yours,

/s/ Barry Honig
_______________________
Barry Honig

Exhibit A

Balances & Positions for customer 82963941 (GRQ CONSULTANTS INC 401K) Page 1 of 2

Balances & Positions

Tue, 13 Sep 2016 7:15:00 am EDT

Account

82963941 (GRQ CONSULTANTS INC)

Balance Summary

Total Account Value

Market Value of Securities

Money Market Funds

Trading Cash

Available Cash

Balance Detail

Account Type	Trade Date Balance	Market Value	Equity	Total Account Value
Total				

Assets

Symbol	Description	Quantity	Price	Start of Day	Current Value	Today's G/L	Account	P
Cash								
Equities								
APPY	VENAXIS INC NEW	389,159	$ 4.11	$ 1,599,443.49	$ 1,599,443.49		CASH	

https://corclearing.automatedfinancial.com/accounts/balance_page.html 9/13/2016

A-1

Exhibit B

[Omitted]

B-1

Exhibit C

CONSENT TO NOMINATION AS DIRECTOR

I, **John Stetson,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 9, 2016

John Stetson

Name: John Stetson

CONSENT TO NOMINATION AS DIRECTOR

I, John O'Rourke, do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

____
Name:

CONSENT TO NOMINATION AS DIRECTOR

I, Jesse Sutton , do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

Jesse Sutton
Name:

CONSENT TO NOMINATION AS DIRECTOR

I, _**Michael M. Beeghley,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 8, 2016

CONSENT TO NOMINATION AS DIRECTOR

I, **David Danziger,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

Name: David Danziger